UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

712 U.S. Highway 1, Suite #200, North Palm Beach, Florida 33408

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2015, Attitude Drinks Incorporated, a Delaware corporation ( the “Company”), Alpha Capital Anstalt, a company organized under the laws of Liechtenstein (“Alpha”) and Tarpon Bay Partners LLC, a Florida limited liability company (“Tarpon Bay”), the three original shareholders of the Company’s majority owned subsidiary, Attitude Beer Holding Co, a Delaware corporation (“ABH”) entered into a Purchase Agreement (the “Purchase Agreement”) with Harrison Vickers and Waterman Inc., a Nevada corporation (“HVW”). Pursuant to the terms of the Purchase Agreement, the Company, Alpha and Tarpon sold to HVW all of the outstanding shares of stock of ABH and ABH became a wholly owned subsidiary of HVW. In consideration for the sale of the shares of common stock of ABH, HVW issued: (i) to the Company, 51 shares of newly created Series B Convertible Preferred Stock of HVW(the “Series B Preferred Stock”) of HVW and a seven year warrant (the “B Warrant”) to purchase 5,000,000 shares of HVW’s common stock, par value $.0001 per share (the “Common Stock”), at an exercise price of $0.075 per share (subject to customary anti-dilution adjustment); (ii) to Alpha, a secured convertible note due April 20, 2017 (the “Secured Convertible Note”) in the principal amount of $1,619,375, a seven year warrant (the “Alpha Warrants”) to purchase 1,295,500,000 shares of Common Stock at an exercise price of $0.0025 per share (subject to customary anti-dilution adjustment), and an additional investment right (“AIR”) to purchase up to $3,750,000 in additional notes and corresponding A Warrants; and (iii) to Tarpon, a Secured Convertible Note in the principal amount of $554,791.67, a seven year warrant (the “Tarpon Warrant”) to purchase 443,833,333 shares of Common Stock at an exercise price of $0.0025 per share (subject to customary anti-dilution adjustment), and an Additional Investment Right to purchase up to $1,250,000 in additional notes and corresponding A Warrants.  In addition, Alpha acquired 32,300 shares of the Company’s Series A Preferred Stock (convertible into 32,300,000 shares of the Company’s Common Stock) from HVW Holdings LLC, an entity of which Mr. James Giordano, the HVW’s prior Chief Executive Officer and Chairman of the Board, is the managing member, subject to the terms of a Purchase Agreement (the “Series A Purchase Agreement”). The Company purchased 87,990,000 shares of Common Stock from HVW Holdings LLC at a price of $65,000, subject to the terms of a Purchase Agreement (the “Common Stock Purchase Agreement”). With the acquisition of these shares of Common Stock and the issuance of the Series B Preferred Stock, the Company became the beneficial owner of 70% of the Company’s outstanding common stock and the Series B Preferred Stock has voting rights equal to 51% of the outstanding votes of all voting securities of the Company. The Alpha Warrant and the Tarpon Warrant are collectively referred to herein as the “A Warrants” and the B Warrant and the A Warrants are collectively referred to herein as the “Warrants.”

Pursuant to the terms of an Exchange agreement, dated April 21, 2015, by and among ABH, the Company, Alpha and Tarpon, ABH and the Company, Alpha and Tarpon agreed to cancel ABH’s obligations under notes previously issued by ABH to Alpha and Tarpon and ABH and the Company agreed to guaranty the Secured Convertible Notes, and enter into the Pledge Agreement and Security Agreement described in this paragraph. As such, the two Secured Convertible Notes are collectively secured by a pledge of the 51 shares of Series B Preferred Stock that were issued to the Company, subject to the terms of a pledge agreement between the Company and the collateral agent on behalf of Alpha and Tarpon. In addition, ABH and the Company guaranteed payment of all amounts owed under the two Secured Convertible Notes, subject to the terms of a Guaranty executed by each of them with the collateral agent on behalf of Alpha and Tarpon. HVW and each of its subsidiaries also granted Alpha and Tarpon a security interest in substantially all of the assets of the Company, subject to the terms of a Security Agreements entered into by and among the Collateral Agent for Alpha and Tarpon and HVW and each subsidiary.

A summary of material provisions of the shares of HVW Series B Preferred Stock issued to the Company as set forth in the Certificate of Designations of HVW is set forth below.

Designation, Amount and Par Value

The number of shares designated and authorized as Series B Preferred Stock is 51. Each share of Series B Preferred Stock has a par value of $0.0001 per share and a stated value of $1,000 per share (“Stated Value”)

Dividends

Except for distributions in the event of liquidation, the Series B Preferred Stock does not accrue dividends.

Conversion

At any time after the second anniversary of the issuance date of the Series B Preferred Stock, each share of Series B Preferred Stock is, at the option of the holder, convertible into 1,000 shares of Common Stock (the “Conversion Ratio”).

Liquidation

The Series B Preferred Stock ranks junior to all other series of the Company’s Preferred Stock and on parity with other capital stock of the Company that does not expressly provide it shall be senior or junior to the Series B Preferred Stock. In the event of a liquidation, dissolution or winding up of the Company, holders of Series B Preferred Stock are entitled to receive, after distribution to the holders of senior securities and prior to the distribution to holders of Common Stock or any other class of preferred stock ranking junior to the Series B Preferred Stock, the Stated Value (as adjusted for any stock splits, stock dividends, reorganizations, recapitalizations and the like).

Anti-Dilution

The Conversion Ratio is subject to adjustment if the Company effectuates a stock split or issues a dividend in Common Stock.

Voting

Each share of the Series B Preferred Stock has voting rights equal to (x) (i) 0.019607 multiplied by the aggregate total of: (A) the issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote, plus (B) the number of votes which all other series or classes of securities other that the Series B Preferred Stock are entitled to cast together with the other holders of Common Stock at the time of the relevant vote divided by (ii) 0.49, minus (y) the numerator. The voting rights are subject to adjustment for any stock splits, stock dividends, reorganizations, recapitalizations and the like.

Negative Covenants

So long as any shares of Series B Preferred Stock are outstanding, without the affirmative vote of the holders of the Series B Preferred Stock, the Company cannot:

(i) alter or change any provisions of the Certificate of Designations;

(ii) amend its certificate of incorporation, bylaws or other charter documents to affect adversely any rights of the holders of the Series B Preferred Stock;

(iii) issue any additional shares of Series B Preferred Stock;

(iv) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock;

(v) increase the authorized or designated number of shares of Series B Preferred Stock; and

(vi) enter into agreements with respect to the foregoing.

As described above, the Warrants are exercisable for shares of Common Stock upon the payment in cash of the exercise price, and they are also exercisable on a cashless basis at any time there is no effective registration statement registering the shares of Common Stock underlying the Warrants. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholder. The exercise price of the Warrants are also subject to full ratchet price adjustment if the Company sells or grants any option to purchase, sell or re-price any Common Stock or Common Stock Equivalents (as defined therein) at an exercise price lower that the current exercise price of the Warrant with the exception for certain exempted issuance. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction; provided that upon the occurrence of certain fundamental transactions, the holder can require the Company to purchase the Warrant for cash at a price equal to the higher of the Black Scholes Value of the unexercised portion of the Warrant or difference between the cash per share paid in the fundamental transaction and the exercise price per share. The holder of Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Alpha and Tarpon were each also issued an AIR to acquire for a period of 24 months after the date of issuance of the AIR up to $3,750,000 and $1,250,000, respectively, of principal amount of notes (the “AIR Notes”) and a corresponding amount of warrants (“AIR Warrants”). Two AIR Warrants to purchase Common Stock will be issued for each share of Common Stock that would be issued on the exercise date of the AIR assuming full conversion of the AIR Note on such date at the conversion price of the AIR Note then in effect. The AIR Warrant and AIR Note are identical to the Warrants and the Secured Convertible Notes that were issued to Alpha and Tarpon under the Purchase Agreement.

With the acquisition of these shares of Common Stock and the issuance of the Series B Preferred Stock, the Company became the beneficial owner of 70% of the Company’s outstanding common stock and the Series B Preferred Stock has voting rights equal to 51% of the outstanding votes of all voting securities of the Company.

The descriptions in this Current Report on Form 8-K the HVW Series B Preferred Stock, the B Warrants, the Secured Convertible Note issued to Alpha, the Secured Convertible Note issued to Tarpon, the Additional Investment Right, the Purchase Agreement, Pledge Agreement, Security Agreement, Guaranty of ABH, Guaranty of Attitude Drinks, Inc., the Exchange Agreement, the Common Stock Purchase Agreement, the Series A Warrant and the Series A Purchase Agreement and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1, 4.2. 4.3, 4.4, 4.5, 4.6, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.02.	Completion of Acquisition or Disposition of Assets.

 The information contained in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

The Secured Convertible Note, dated April 21, 2015 issued to Alpha and Tarpon in the principal amount of $1,619,375 and $554,791.67, respectively mature on April 20, 2017, provide for interest on the outstanding principal amount compounded annually at the annual rate of 10% (subject to increase as set forth therein) payable on the first anniversary of the Original Issue Date and on the date of maturity. At any time after the Original Issue Date, the holders at their option, may convert the outstanding principal balance and accrued interest into shares of Common Stock of the Company. The conversion price for the principal and interest in connection with voluntary conversions by a holder of a note is equal to the lesser of (i) $0.0025, or (ii) 50% of the lowest Closing Price (as defined in the Secured Convertible Note) of the Common Stock for the 30 trading days preceding the conversion date, subject to adjustment as provided therein. Each Secured Convertible Note, for example, is subject to adjustment upon certain events such as stock splits and have full ratchet anti-dilution protections for issuance of securities by the Company at a price that is lower than the conversion price. Each Secured Convertible Note contains certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. The holder of the Secures Convertible Notes will not have the right to convert any portion of their Secured Convertible Note Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. The two Secured Convertible Note are collectively collateralized by substantially all of the assets of the Company. ABH and Attitude Drinks agreed to guaranty the Secured Convertible Notes and enter into the Pledge Agreement and Security Agreement as described above.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information (Unaudited). Pro Forma Financial Information required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(d)	Exhibits

Exhibit No.	Description

4.1	Certificate of Designations of Series B Convertible Preferred Stock of Harrison Vickers and Waterman Inc.
4.2	Warrant issued to Attitude Drinks, Inc.
4.3	Secured Convertible Note due 2017 issued to Alpha Capital Anstalt
4.4	Secured Convertible Note due 2017 issued to Tarpon Bay Partners LLC
4.5	Additional Investment Right issued to Alpha Capital Anstalt
4.6	Additional Investment Right issued to Tarpon Bay Partners LLC
10.1	Asset Purchase Agreement dated as of April 21, 2015 between Harrison Vickers and Waterman Inc., and Attitude Drinks, Inc., Alpha Capital Anstalt and Tarpon Bay Partners LLC
10.2	Pledge Agreement dated as of April 21, 2015 by and between Attitude Drinks, Inc. and Tarpon Bay Partners LLC as collateral agent on behalf Alpha Capital Anstalt and Tarpon Bay Partners LLC
10.3	Security Agreement dated as of April 21, 2015 among Harrison Vickers and Waterman Inc., each subsidiary of Harrison Vickers and Waterman Inc. and Tarpon Bay Partners LLC as collateral agent
10.4	Guaranty dated as of April 21, 2015 entered into by Attitude Beer Holding Co., for the benefit of Alpha Capital Anstalt and Tarpon Bay Partners LLC
10.5	Guaranty dated as of April 21, 2015 entered into by Attitude Drinks, Inc., for the benefit of Alpha Capital Anstalt and Tarpon Bay Partners LLC
10.6	Exchange Agreement dated as of April 21, 2015 by and among Attitude Beer Holding Co, Attitude Drinks, Inc. and Alpha Capital Anstalt and Tarpon Bay Partners LLC
10.7	Purchase Agreement dated as of April 21, 2015 between HVW Holdings LLC and Attitude Drinks, Inc.
99.1	A Warrant issued to Alpha Capital Anstalt
99.2	Series A Warrant issued to Tarpon Bay Partners LLC
99.3	Purchase Agreement dated as of April 21, 2015 between HVW Holdings LLC and Alpha Capital Anstalt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2015

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren

Name: Roy G. Warren

Title: Chief Executive Officer